UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

3M Company

(Exact name of registrant as specified in its Charter)

Delaware	1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 733-1110

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MMM MMM	New York Stock Exchange, Inc. Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange, Inc.
Floating Rate Notes due 2020		New York Stock Exchange, Inc.
0.375% Notes due 2022	MMM22A	New York Stock Exchange, Inc.
0.950% Notes due 2023	MMM23	New York Stock Exchange, Inc.
1.750% Notes due 2030	MMM30	New York Stock Exchange, Inc.
1.500% Notes due 2031	MMM31	New York Stock Exchange, Inc.
New York Stock Exchange, Inc.

Note: the common stock of the Registrant is also traded on the SWX Swiss Exchange

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 1, 2019, 3M Company, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Acelity L.P. Inc., a Guernsey limited partnership (“Seller”) and Acelity, Inc., a Delaware corporation and a wholly owned subsidiary of Seller (“Acelity”). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions thereof, the Company will acquire all of the outstanding shares of the capital stock of Acelity for aggregate cash consideration of approximately $4.4452 billion, subject to certain adjustments, plus a daily ticking fee from December 31, 2018 until the date the acquisition is completed. Inclusive of the assumption of debt, the transaction contemplates an enterprise value of approximately $6.725 billion.

Each party’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is subject to certain customary conditions, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) receipt of required approvals from governmental authorities or expiration of applicable waiting periods under antitrust laws outside of the United States, (iii) the absence of any order issued by any governmental authority enjoining or otherwise prohibiting the transactions contemplated by the Stock Purchase Agreement and (iv) the absence of any law or order prohibiting or making illegal the consummation of such transactions.  The Company’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is also conditioned on, among other things, the absence of a Material Adverse Effect (as defined in the Stock Purchase Agreement).

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties. Among other things, from the date of the Stock Purchase Agreement until the consummation of the transactions, Seller is required to cause Acelity and its subsidiaries to conduct their respective businesses in the ordinary course of business consistent with past practice and to comply with certain other covenants regarding the operation of their businesses.  The Company and Seller have also agreed to use their respective reasonable best efforts to obtain all approvals from governmental authorities for the transaction, including all antitrust approvals, on the terms and subject to the conditions set forth in the Stock Purchase Agreement.

The Stock Purchase Agreement also contains certain rights to terminate the agreement, including the right of either the Company or Seller to terminate the Stock Purchase Agreement (i) on or after February 1, 2020, if the transactions contemplated by the Stock Purchase Agreement have not been consummated by such date (which date the Company may elect to extend to a date no later than May 1, 2020 if all conditions other than those pertaining to approvals required under applicable antitrust laws have been satisfied or waived), (ii) if an order issued by a governmental authority enjoining or otherwise prohibiting the transactions contemplated by the Stock Purchase Agreement becomes final and non-appealable, (iii) if a law prohibiting or making illegal the consummation of the transactions contemplated by the Stock Purchase Agreement is enacted or (iv) in the event of certain uncured material breaches of the Stock Purchase Agreement by the other party or parties.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Stock Purchase Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller, Acelity, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of that agreement and as of specific dates as set forth therein; are solely for the benefit of the parties to the Stock Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Seller, Acelity, or their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01. Regulation FD Disclosure

On May 2, 2018, the Company issued a press release announcing entry into the Stock Purchase Agreement with Seller and Acelity. A copy of that press release is being furnished herewith as Exhibit 99.1.

This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated in any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains forward-looking information about the Company’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: risks associated with the contemplated transactions generally, such as the inability to obtain, delays in obtaining, or the imposition of burdensome conditions imposed in connection with obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; the outcome of any legal proceedings that may be instituted following announcement of the contemplated transactions; potential severe volatility in the capital markets and the impact on the cost to the Company to obtain debt financing as may be necessary to consummate the transactions; failure to retain key management and employees of Acelity and its subsidiaries; issues or delays in the successful integration of Acelity’s operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties, which could result in additional demands on the Company’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; difficulties or delays in the successful transition from the information technology systems of Acelity to those of the Company as well as risks associated with other integration or transition of the operations, systems and personnel of Acelity; failure or inability to implement growth strategies in a timely manner; unfavorable reactions to the contemplated transactions from customers, competitors, suppliers and employees; the possibility that certain assumptions with respect to Acelity’s business or the contemplated transactions could prove to be inaccurate; worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; the Company’s credit ratings and its cost of capital; changes in tax and other laws, regulations, rates and policies; competitive conditions and customer preferences; foreign currency exchange rates and fluctuations in those rates; the timing and market acceptance of new product offerings; the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this Current Report is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this Current Report as a result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 1, 2019, by and between 3M Company, Acelity L.P. Inc. and Acelity, Inc.*
99.1	Press Release, dated May 2, 2019.

* Schedules or similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules or similar attachments to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2019	3M Company

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary